CONSENT BY LEGAL AND TAX COUNSEL

The Scott Law Firm, (the "Undersigned"), hereby consents to being named as legal and tax counsel in a Form S-1 Registration Statement and the inclusion of the legal opinions rendered by the Undersigned as Exhibits 5 and 8 thereto and the scope of the limited liability of the limited partners expressed under the sub-heading Limited Liability under the caption Potential Advantages in the prospectus filed with the Securities and Exchange Commission by Providence Select Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Registration Statement.

                                          /s/ William S. Scott
                                          William S. Scott
                                          Florida Bar Number #947822

                                          The Scott Law Firm
                                          915 NW 1st Ave, H907
                                          Miami, FL  33136

                                          (305) 796-3176
                                          Facsimile (305) 961-9949


Dated:  February 25, 2009